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                                                                    EXHIBIT 10.2

                              MANAGEMENT AGREEMENT

      This MANAGEMENT AGREEMENT (the "Agreement") is dated as of this _________day of ________, 2003, between the Tenants in Common whose signatures appear at the end hereof (collectively, the "Tenants in Common"), and Triple Net Properties Realty, Inc., a California corporation ("Property Manager").

      The Tenants in Common own certain real property and improvements in _______________, commonly known as ______________________, as more particularly described in Exhibit "A" attached hereto and incorporated herein (the "Property"). The Tenants in Common have entered into a Tenants in Common Agreement (the "Tenants in Common Agreement") concurrently herewith to provide for the orderly ownership and operation of the Property. The Tenants in Common desire to engage Property Manager to manage, lease, operate, and maintain the Property. It is intended by the parties hereto that this Agreement comply in all material respects with the requirements for an advance ruling set forth in Revenue Procedure 2002-22,2002-14IRB (the "Revenue Procedure").

      NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

      1. COMMENCEMENT AND TERMINATION DATES; AUTHORITY OF TENANTS IN COMMON.

            1.1 Commencement and Termination. Property Manager's duties and responsibilities under this Agreement shall begin on the date of this Agreement (the "Start Date") and shall terminate on the earlier of (a) the sale of the Property or any portion thereof, as to such portion of the Property sold only (other than any sale of an undivided interest held by a Tenant in Common to a party that will acquire such interest subject to the Tenants in Common Agreement), (b) termination as provided in Sections 10.1 and 10.2 or (c) December 31,2013.

            1.2 Approval of the Tenants in Common. Whenever in this Agreement the approval, consent or other action by the Tenants in Common is required or otherwise appropriate, the unanimous approval, consent or other action of the Tenants in Common shall be required to approve: (a) this Agreement and all amendments and renewals hereof in accordance with Section 10.1; (b) all leases and amendments thereof in accordance with Sections 2.5 and 2.6; (c) all financing and refinancing of the Property; and (d) sale of the Property (other than a sale pursuant to the Purchase Option described in Section 11 of the Tenants in Common Agreement) All other actions in this Agreement requiring approval of the Tenants in Common may be taken by the Tenants in Common holding more than fifty percent (50%) of the undivided interests in the Property. Whenever in this Agreement the consent or approval of the Tenants in Common is required or otherwise requested, each Tenant in Common generally shall have thirty (30) days after the date on which the request for consent or approval is submitted to it by Property Manager in which to approve or disapprove of the matter in writing (unless a longer or shorter period for response is expressly provided for herein, for example, the seventy-two(72) hour period to review and approve leasing matters). A Tenant in Common who does not disapprove of the matter in writing within such thirty (30) day period (or such longer or shorter period expressly provided for herein) shall be deemed to have approved the matter. Property Manager shall have no obligation hereunder to comply with any requests or direction made by less than all of the appropriate percentage of the Tenants in Common pursuant to Section 1.2 of this Agreement.

      2. PROPERTY MANAGER'S RESPONSIBILITIES.

            2.1 Status of Property Manager. The Tenants in Common and Property Manager do not intend to form a joint venture, partnership or similar relationship. Instead, the parties intend that Property Manager shall act solely in the capacity of an independent contractor for the Tenants in Common. Nothing in this Agreement shall cause Property Manager and the Tenants in Common to be joint venturers or partners of each other, and neither shall have the power to bind or obligate the other party by virtue of this Agreement, except as expressly provided in

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this Agreement, Nothing in this Agreement shall deprive or otherwise affect the right of either party to own, invest in, manage, or operate, or to conduct business activities which compete with, the Property.

            2.2 Management. Property Manager shall manage, operate and maintain the Property in an efficient, economic, and satisfactory manner and shall manage the performance of everything reasonably necessary for the proper operation of the Property for the tenants thereof, subject to (a) applicable governmental requirements, and (b) the terms and provisions of this Agreement. At the expense of each of the Tenants in Common, based on their undivided interests in the Property, Property Manager shall keep the Property clean and in good repair, shall order and supervise the completion of such repairs as may be required and shall generally do and perform, or cause to be done or performed, all things necessary, required or desirable for the proper and efficient management, operation, and maintenance of the Property, provided each of the Tenants in Common, based on their undivided interests in the Property, in a manner reasonably satisfactory to Property Manager, makes available to Property Manager sufficient sums to pay the costs thereof. Property Manager shall perform all services in a diligent and professional manner.

            2.3 Employees/Independent Contractors of Property Manager. Property Manager shall employ, directly or through third party contractors (for example, an employee leasing company or on-site property manager), at all times, a sufficient number of capable employees and/or independent contractors to enable Property Manager to properly, adequately, safely and economically manage, operate and maintain the Property. All matters pertaining to the supervision of such employees shall be the responsibility of Property Manager. All salaries and benefits and positions of employees who perform work in connection with the Property shall be consistent with the Budget (as defined in Section 2.5)

            2.4 Compliance with Laws, Mortgages and Other Matters

                  2.4.1 Property Manager shall use reasonable efforts to comply, and cause the Property to be in compliance, with any deed of trust, mortgage or other loan documents, and all applicable governmental requirements, including by way of illustration, but not limitation, Board of Fire Underwriters or other similar body, relative to the performance of its duties hereunder, ordinances, rules, regulations, and requirements. Property Manager may implement such procedures with respect to the Property as Property Manager may deem advisable for the more efficient and economic management and operation thereof. Property Manager shall pay from the Operating Account (defined in Section 6.2) expenses incurred to remedy violations of laws. However, Property Manager shall not be obligated to remedy violations of law if sufficient funds are not available in the Operating Account or if the Tenants in Common do not provide sufficient additional funds to do so.

                  2.4.2 Property Manager shall furnish to the Tenants in Common, promptly after receipt, any notice of violation of any governmental requirement or order issued by any governmental entity, any Board of Fire Underwriters or other similar body against the Property, any notice of default from the holder of any mortgage or deed of trust encumbering the Property, or any notice of termination or cancellation of any insurance policy.

            2.5 Budgets and Operating Plan.

                  2.5.1 Property Manager has prepared and submitted to the Tenants in Common herewith an initial capital and operating budget ("Budget") for the promotion, operation, leasing (including leasing parameters for the Property), repair, maintenance and improvement of the Property for the current calendar year. The Budget is and shall be presented on a monthly, cash basis. Property Manager shall deliver to the Tenants in Common for approval by a majority thereof each subsequent Budget for each subsequent calendar year on or about December 15th of the calendar year before the budget year. Each Tenant in Common shall be deemed to have approved the Budget and the leasing parameters contained therein unless a majority of the Tenants in Common provides written notice to Property Manager and the other Tenants in Common indicating specific objection to certain Budget items within thirty (30) days from receipt of the Budget. In the event a majority of the Tenants in Common do not approve the Budget, the disputing Tenants in Common shall negotiate in good faith with Property Manager and the other Tenants in Common for fifteen (15) days to resolve the issue. If the parties are unable to reach an agreement on any issue other than leasing matters, the issue shall be resolved by binding arbitration as set forth in Section 2.5.4 with (a) each of the disputing Tenant(s) in Common paying his pro rata share of fifty percent

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(50%) of the cost of arbitration, and (b) all the other Tenants in Common paying his pro rata share of fifty percent (50%) of the costs of the arbitration. Property Manager shall provide the Tenants in Common with such information regarding the Budget as may be, from time to time, reasonably requested by the Tenants in Common. Property Manager may at any time submit a revised Budget to the Tenants in Common.

                  2.5.2 The Property Manager shall charge all expenses to the proper account as specified in the Budget, provided that the Property Manager may reallocate savings from one line item to other line items, for the benefit of the Tenants in Common.

                  2.5.3 Together with the submission of the Budget, Property Manager shall submit each year to the Tenants in Common an operating plan for the general operation of the Property, including a proposed list of improvements to the Property, general insurance plan, marketing plan and plan for the general operation and maintenance of the Property (the "Operating Plan"). Property Manager may submit a revised Operating Plan to the Tenants in Common at any time.

                  2.5.4 Any controversy arising out of or related to any dispute regarding the Budget as set forth in Section 2.5.1 shall be settled by binding arbitration as provided in Section 13.15.

            2.6 Leasing.

                  2.6.1 Each Tenant in Common hereby approves all Leases (as defined in Section 2.6.2) presently in effect on the date hereof and the Property Manager's standard lease form. New leases, amendments and renewals shall be subject to the procedure and voting process described in Section 2.6.2

                  2.6.2 Property Manager shall use its commercially reasonable efforts to obtain tenants for all rental units in the Property and to renew leases and rental agreements (collectively, "Leases") as provided herein. In accordance with Section 6.5 of the Revenue Procedure, lease terms must be approved by a unanimous consent of the Tenants in Common unless (a) a lease is for one percent (1%) or less of the net rentable area of the Property, in which case the Property Manager can approve such lease; or (b) a lease is for more than one percent (1%) of the net rentable area of the Property but less than three percent (3%) of the net rentable area of the Property, and such lease is consistent with the most current approved Budget and/or Operating Plan is on a standard form which has been unanimously approved in advance by the Tenants in Common, in which case the Property Manager can approve such lease. Lease terms will be deemed approved {"Approved Leases") unless a Tenant in Common gives written notice of rejection to the Property Manager and the other Tenants in Common within seventy-two (72) hours of receipt of such lease terms. In addition, the Tenants in Common will grant to the Property Manager a special power of attorney to execute Approved Leases. If any Tenant in Common objects to any such leasing matters within seventy-two (72) hours as provided above, the Property Manager will not have authority to execute the rejected leases on behalf of the Tenants in Common in accordance with the Revenue Procedure.

                  2.6.3 Notwithstanding anything to the contrary contained herein, Property Manager shall only provide ordinary and customary services to tenants of the Property and others, and shall provide no unusual or non-customary services to the tenants or any other parties on behalf of the Tenants in Common.

                  2.6.4 Except as provided in the Operating Plan, Property Manager shall not, without the prior written approval of the Tenants in Common, give free rental or discounts or rental concessions to any employees, officers or shareholders of Property Manager or anyone related to such employees, officers or shareholders, unless such discounts or concessions are in lieu of salaries or other benefits to which they would be contractually entitled, Property Manager shall not lease any space in the Property to itself or to any of its affiliates or subsidiaries, except as provided in the Operating Plan, without the prior written consent of the Tenants in Common.

                  2.6.5 Property Manager shall reasonably investigate all prospective tenants, and shall not rent to persons not meeting credit standards reasonable for the market. Property Manager shall obtain a credit check for all prospective tenants through Equifax or a similar service. Property Manager shall retain such information for the duration of the tenancy, and shall make it available to the Tenants in Common upon reasonable

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request. Property Manager does not guarantee the accuracy of any such information or the financial condition of any tenant.

                  2.6.6 Property Manager and the Tenants in Common agree that there shall be no discrimination against or segregation of any person or group of persons on account of age, race, color, religion, creed, handicap, sex or national origin in the leasing of the Property, nor shall the Tenants in Common or Property Manager permit any such practice or practices of discrimination or segregation with respect to the selection, location, number or occupancy of tenants.

                  2.6.7 Property Manager shall engage contractors, engineers, architects and other consultants on behalf of the Tenants in Common to design and construct improvements to the Property other than those required to be performed by tenants under their leases. For any contract requiring capital expenditures in excess of $50,000, Property Manager shall follow the bidding procedures specified in Section 2.9 below.

                  2.6.8 Notwithstanding anything to the contrary herein, Property Manager shall be obligated to disburse to each of the Tenants in Common their pro rata share of the net revenue from the Property within three (3) months from the date of receipt of such revenues.

            2.7 Collection of Rents and Oilier Income. Property Manager shall bill all tenants and shall use its commercially reasonable efforts to collect all rent and other charges due and payable from any tenant or from others for services provided in connection with the Property. Property Manager shall deposit all monies so collected in the Operating Account unless otherwise required by the loan documents affecting the Property. Each of the Tenants in Common shall be entitled to the income and revenue from any Property based on their undivided interests in the Property.

            2.8 Repairs and Maintenance. Property Manager shall maintain the buildings, appurtenances and grounds of the Property, other than areas which are the responsibility of tenants, including, without limitation, all repairs, cleaning, painting, decorations and alterations, for example electrical, plumbing, carpentry, masonry, elevators and such other routine repairs as are necessary or reasonably appropriate in the course of maintenance of the Property (subject to the limitations of this Agreement). Property Manager shall pay actual and reasonable expenses for materials and labor for such purposes from the Operating Account. Property Manager shall take reasonable precautions against fire, vandalism, burglary and trespass to the Property. However, Property Manager shall only provide ordinary and customary services to tenants of the Property and shall provide no other services to the tenants or others on behalf of the Tenants in Common.

            2.9 Capital Expenditures. Property Manager may make any capital expenditure within any Budget approved by the Tenants in Common without any further consent, provided that Property Manager follows the bid procedures prescribed below. All other capital expenditures (other than for emergency expenditures shall be subject to submittal of a revised Budget to the Tenants in Common. Unless the Tenants in Common specifically waive such requirements, or approve a particular contract, Property Manager shall award any contract for a capital improvement exceeding $50,000 in cost on the basis of competitive bidding, solicited from a minimum of two (2) written bids. Property Manager shall accept the bid of the lowest bidder determined by Property Manager to be responsible, qualified and capable of completing such improvements on a reasonable schedule.

            2.10 Service Contracts, Supplies and Equipment.

                  2.10.1 Property Manager may enter into or renew any customary contract for cleaning, maintenance, repairing or servicing the Property or any of the constituent parts of the Property (including contracts for fuel oil, security or other protection, extermination, landscaping, architects or engineering services) contemplated by the Budget and/or the Operating Plan with any unrelated third party without the consent of the Tenants in Common. Each such service contract shall (a) be in the name of the Tenants in Common, (b) be assignable to the transferee of the Tenants in Common, and (c) be for a term not to exceed one (1) year.

                  2.10.2 If this Agreement terminates pursuant to Section 10, Property Manager, at the option of the Tenants in Common, shall assign to the nominee of the Tenants in Common all of Property Manager's interest in the service agreements pertaining to the Property.

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                  2.10.3 At the expense of the Tenants in Common, Property
Manager shall purchase, provide, and pay for all needed janitorial and maintenance supplies, tools and equipment, restroom and toilet supplies, light bulbs, paints, and similar supplies necessary to the efficient and economical operation and maintenance of the Property. Such supplies and equipment shall be the property of the Tenants in Common based on their undivided interests in the Property. All such supplies, tools, and equipment generally shall be delivered to and stored in the Property and shall be used only in connection with the management, operation, and maintenance of the Property.

                  2.10.4 Property Manager shall use reasonable efforts to purchase all goods, supplies or services at the lowest cost reasonably available from reputable sources in the metropolitan area where the Property is located. In making any contract or purchase hereunder, Property Manager shall use reasonable efforts to obtain favorable discounts for the Tenants in Common and all discounts, rebates or commissions under any contract or purchase order made hereunder shall inure to the benefit of the Tenants in Common based on their undivided interests in such Property. Property Manager shall make payments under any such contract or purchase order to enable the Tenants in Common to take advantage of any such discount if the Tenants in Common provides sufficient funds therefor.

            2.11 Taxes and Mortgages. Property Manager, unless otherwise requested, shall obtain and verify bills for real estate and personal property taxes, general and special real property assessments and other like charges (collectively "Taxes") which are, or may become, liens against the Property. Property Manager shall appeal such Taxes as Property Manager may decide, in its reasonable judgment, to be prudent. Property Manager shall report any such Taxes that materially exceed the amounts contemplated by the Budget to the Tenants in Common prior to Property Manager's payment thereof. Property Manager, if requested by the Tenants in Common, will cooperate to prepare an application for correction of the assessed valuation to be filed with the appropriate governmental agency. Property Manager shall pay, within the time required to obtain discounts, from funds provided by the Tenants in Common or from the Operating Account, all utilities, Taxes and payments due under each lease, mortgage, deed of trust or other security instrument, if any, affecting the Property. To the extent contemplated by the Budget and/or the Operating Plan (as either may be revised from time to time), Property Manager may make any such payments without the approval of the Tenants in Common.

            2.12 Tenant Relations; Compliance. Property Manager will use reasonable efforts to develop and maintain good relations with the tenants in the Property. At all times during the term hereof, Property Manager shall use its reasonable efforts to retain existing tenants in the Property and, after completion of the initial leasing activity for new tenants, to retain such tenants. Property Manager shall use its reasonable efforts to secure compliance by the tenants with the terms and conditions of their respective Leases.

            2.13 Miscellaneous Duties. Property Manager shall (a) maintain at Property Manager's office address as set forth in Section 12.1 and readily accessible to the Tenants in Common, orderly files containing rent records, insurance policies, leases and subleases, correspondence, receipted bills and vouchers, bank statements, canceled checks, deposit slips, debit and credit memos, and all other documents and papers pertaining to the Property or the operation thereof; (b) provide information about the Property necessary for the preparation and filing by each of the Tenants in Common of their individual income or other tax returns required by any governmental authority, including annual statements, identifying each Tenant in Common's undivided percentage of all expenses paid and income received by such Tenant in Common; (c) consider and record tenant service requests in systematic fashion showing the action taken with respect to each, and thoroughly investigate and report to die Tenants in Common in a timely fashion with appropriate recommendations all complaints of a nature which might have a material adverse effect on the Property or the Budget;
(d) supervise the moving in and out of tenants and subtenants; arrange, to the extent possible, the dates thereof to minimize disturbance to the operation of the Property and inconvenience to other tenants or subtenants; and render an inspection report, an assessment for damages and a recommendation on the disposition of any deposit held as security for the performance by the tenant under its lease with respect to each premises vacated; (e) check all bills received for the services, work and supplies ordered in connection with maintaining and operating the Property and, except as otherwise provided in this Agreement, pay such bills when due and payable; and (f) not knowingly permit the use of the Property for any purpose that might void any policy of insurance held by the Tenants in Common or which might render any loss thereunder

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uncollectible. All such records are the property of the Tenants in Common and will be delivered to the Tenants in Common upon request.

            2.14 Right to Subcontract Property Management Functions. Property Manager reserves the right, in its sole discretion, to subcontract some or all of the property management functions described herein to local property managers and certain other parties. However, except as expressly provided herein, the fees to be paid to Property Manager under this Agreement are inclusive of fees payable to such third parties.

      3. INSURANCE.

            3.1 Insurance.

                  3.1.1 Property Manager, at the Tenants in Common's expense, based on their undivided interests in the Property, will obtain and keep in force adequate insurance against physical damage (such as fire with extended coverage endorsement, boiler and machinery) and against liability for loss, damage or injury to property or persons which might arise out of the occupancy, management, operation or maintenance of the Property, as contemplated by the Operating Plan to the extent available at commercially reasonable rates. Such insurance shall be obtained for each of the Tenants in Common and shall include each of the Tenants in Common as a named insured. Property Manager shall not be required to obtain earthquake or flood insurance unless expressly directed to do so by a specific written notice from the Tenants in Common, but may do so in Property Manager's reasonable discretion. Property Manager shall be a named insured on all property damage insurance and an additional insured on all liability insurance maintained with respect to the Property.

                  3.1.2 As part of the Operating Plan, Property Manager shall advise the Tenants in Common in writing and make recommendations with respect to the proper insurance coverage for the Property, taking into account the insurance requirements set forth in any mortgage on the Property, shall furnish such information as the Tenants in Common may reasonably request to obtain insurance coverage and shall reasonably aid and cooperate with respect to such insurance and any loss thereunder. The Tenants in Common acknowledge that Property Manager is not a licensed insurance agent or insurance expert. Accordingly, Property Manager shall be entitled to rely on the advice of a reputable insurance broker or consultant regarding the proper insurance for the Property.

                  3.1.3 Property Manager shall investigate and submit, as soon as reasonably possible, a written report to the insurance carrier and the Tenants in Common as to all accidents, claims for damage relating to the ownership, operation and maintenance of the Property, any damage to or destruction of the Property and the estimated costs of repair thereof, and prepare and file with the insurance company in a timely manner required reports in connection therewith. Notwithstanding the foregoing, Property Manager shall not be required to give such notice to the Tenants in Common if the amount of the claims, damage or destruction, as reasonably estimated by Property Manager, does not exceed $10,000 for any one occurrence. Property Manager shall settle all claims against insurance companies arising out of any policies, including the execution of proofs of loss, the adjustment of losses, signing and collection of receipts and collection of money, except that Property Manager shall not settle claims in excess of $10,000 without submitting prior notice to the Tenants in Common.

            3.2 Additional Insurance. Any insurance obtained bay Property Manager for its own account, and not for the benefit of the Tenants in Common, or the Property, shall be at Property Manager's own expense and any insurance payments shall be for the Property Manager's sole benefit.

            3.3 Contractor's and Subcontractor's Insurance. Property Manager shall require all contractors and subcontractors entering upon the Property to perform services to have insurance coverage at the contractor's or subcontractor's expense, in the following minimum amounts: (a) worker's compensation - statutory amount; (b) employer's liability (if required) - $500,000; and (c) comprehensive general liability insurance, including comprehensive auto liability insurance covering the use of all owned, non-owned and hired automobiles, with bodily injury and property damage limits of $750,000 per occurrence. Property Manager may waive such requirements in its reasonable discretion. Property Manager shall obtain and keep on file a certificate of insurance which shows that each contractor and subcontractor is so insured.

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            3.4 Waiver of Subrogation. To the extent available at commercially reasonable rates, all property damage insurance policies required hereunder shall contain language whereby the insurance carrier thereunder waives any right of subrogation it may have with respect to the Tenants in Common or Property Manager.

      4. FINANCIAL REPORTING AND RECORD KEEPING.

            4.1 Books of Accounts. Property Manager shall maintain adequate and separate books and records for the Property with the entries supported by sufficient documentation to ascertain their accuracy with respect to the Property. Such books and records shall contain a separate accounting of all items of income and all items of expenses for each Tenant in Common. The Tenants in Common agree to provide to Property Manager any financial or other information reasonably requested by Property Manager to carry out its services hereunder. Property Manager shall maintain such books and records, including separate accounting records for each Tenant in Common's income and expense of the Property, at Property Manager's office set forth in Section 12.1. Property Manager shall ensure such control over accounting and financial transactions as is reasonably necessary to protect the Tenants in Common's assets from theft, error or fraudulent activity by Property Manager's employees. Property Manager shall bear losses arising from such instances, including, without limitation, the following: (a) theft of assets by Property Manager's employees, principals, or officers or those individuals associated or affiliated with Property Manager;
(b) overpayment or duplicate payment of invoices arising from either fraud or gross negligence, unless credit is subsequently received by the Tenants in Common; (c) overpayment of labor costs arising from either fraud or gross negligence, unless credit is subsequently received by the Tenants in Common; (d) overpayment resulting from payment from suppliers to Property Manager's employees or associates arising from the purchase of goods or services for the Property; and (e) unauthorized use of facilities by Property Manager or Property Manager's employees or associates.

            4.2 Financial Reports. On or about the twentieth (20th) day after the end of each calendar quarter, Property Manager shall furnish to the Tenants in Common a report of all significant transactions occurring during such prior quarter. These reports shall show all collections, delinquencies, uncollectible items, vacancies and other matters pertaining to the management, operation, and maintenance of the Property during the quarter. Property Manager also shall deliver to the Tenants in Common within a reasonable time after (a) the close of a calendar year and (b) the termination of this Agreement, a balance sheet for the Property. The statement of income and expenses, the balance sheet, and all other financial statements and reports shall be prepared on a cash basis and in compliance with all reporting requirements relating to the operating of the Property and required under any deed of trust or mortgage affecting the Property.

            4.3 Supporting Documentation. At the expense of the Tenants in Common, Property Manager shall maintain and make available at Property Manager's office, as set forth in Section 12.1, copies of the following: (a) all bank statements, bank deposit slips, bank debit and credit memos, canceled checks, and bank reconciliations; (b) detailed cash receipts and disbursement records;
(c) detailed trial balance for receivables and payables and billed and unbilled revenue items; (d) rent roll of tenants; (e) paid invoices (or copies thereof);
(f) summaries of adjusting journal entries as part of the annual accounting process; (g) supporting documentation for payroll, payroll taxes and employee benefits; (h) appropriate details of accrued expenses and property records; (i) information regarding the operation of the Property necessary for preparation by each Tenant in Common of such Tenant in Common's individual tax returns; and (j) market study of competition (quarterly only). In addition, Property Manager shall deliver to the Tenants in Common with the quarterly financial statement copies of the documents described in (a) (statements and reconciliations only),
(b), (c), (d), and (h) above. Property Manager shall deliver a copy of the document described in (j) to any Tenant in Common upon request. Property Manager shall maintain separate income and expense accounts for each Tenant in Common.

      5. RIGHT TO AUDIT. Each of the Tenants in Common and their representatives may examine all books, records and files maintained for the Tenants in Common by Property Manager. The Tenants in Common may perform any audit or investigations relating to Property Manager's activities at any office of Property Manager if such audit or investigation relates to Property Manager's activities for the Tenants in Common. Should any of the Tenants in Common discover defects in internal control or errors in record keeping, Property Manager shall undertake with all appropriate diligence to correct such discrepancies either upon discovery or within a reasonable

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period of time. Property Manager shall inform the Tenants in Common in writing of the action taken to correct any audit discrepancies.

      6. BANK ACCOUNTS.

            6.1 Bank Account. Property Manager shall establish and maintain, in reputable banks or financial institutions designated by Property Manager, separate bank accounts in trust for, or in the name of, the Tenants in Common (the "Bank Accounts"). All moneys collected from, or in connection with, the Property shall be deposited in the Bank Accounts. Any bank accounts maintained by a third party property manager shall be designated as a real estate trust account or shall be in trust for, or in the name of, the Tenants in Common.

            6.2 Operating Account. Property Manager shall be permitted to deposit and make withdrawals from a master Bank Account. Property Manager shall maintain books and records of deposits and withdrawals credited and charged to each Tenant in Common's subaccount (such master account together with and any interest earned thereon, shall hereinafter be referred to as the "Operating Account"). The Property Manager shall maintain the Operating Account so that an amount at least as great as the budgeted expenses for such month is in the Operating Account as of the first of each month. Property Manager shall pay from the Operating Account, on behalf of each Tenant in Common with respect to their share of Property operating expenses, based on their undivided interests in the Property, the operating expenses of the Property and any other payments relating to the Property as required by this Agreement. If more than one bank account is necessary to operate the Property, each account shall have a unique name. Within three (3) months after receipt by the Property Manager, all rents and other funds collected in the Operating Account after payment of all operating expenses, debt service and such amounts as may be determined by the Property Manager to be retained for reserves or improvements, shall be paid to the Tenants in Common in proportion to their respective Interests in tire Property.

            6.3 Security Deposit Account. If applicable law requires a segregated account of security deposits, Property Manager will open, on behalf of each Tenant in Common, a separate account at a reputable bank or other financial institution Property Manager shall maintain such account in accordance with applicable law. Property Manager shall use the account only to maintain security deposits on behalf of the Tenants in Common. Property Manager shall inform the bank or financial institution to hold the funds in trust for the Tenants in Common. Property Manager shall maintain detailed records of all security deposits deposited, and allow the Tenants in Common or their designees access to such records. Property Manager may return such deposits to any tenant in the ordinary course of business in accordance with the terms of the applicable lease and applicable law.

            6.4 Access to Account. As authorized by signature cards, representatives of Property Manager shall have access to and may draw upon all funds in the accounts described in Sections 6.1, 6.2 and 6.3 without the approval of the Tenants in Common. The Tenants in Common may not withdraw funds from such accounts without Property Manager's prior written consent, except following the Property Manager's default after expiration of any applicable notice and cure periods or the termination of this Agreement.

      7. PAYMENTS OF EXPENSES.

            7.1 Costs Eligible for Payment from Operating Account. Property Manager shall pay all expenses of the operation, maintenance and repair of the Property contemplated by the Budget directly from the Operating Account or shall be reimbursed by the Tenants in Common, subject to the conditions set forth in
Section 2.5, including the following: (a) costs of the gross salary and wages or proportional shares thereof, payroll taxes, worker's compensation insurance, and all other benefits of employees (for example, on-site personnel) required to manage, operate and maintain the Property properly, adequately, safely and economically, subject to this Agreement, provided that Property Manager shall not pay such employees in advance; (b) cost to correct the violation of any governmental requirement relating to the leasing, use, repair and maintenance of the Property, or relating to the rules, regulations or orders of the local Board of Fire Underwriters or other similar body, if such cost is not the result of Property Manager's gross negligence or willful misconduct; (c) actual and reasonable cost of making all repairs, decorations and alterations if such cost is not the result of Property Manager's gross negligence or willful misconduct;
(d) cost incurred by Property Manager in connection with all service agreements;
(e) cost of collection of delinquent rents collected by a collection agency or attorney; (f) legal fees of attorneys; (g) cost of capital expenditures subject to the restrictions in Section 2.9 and in this Section; (h) cost of printed checks for each account required for the Property and the Tenants in Common; (i) cost of utilities; (j) cost of advertising; (k) cost of printed forms and supplies required for use at the Property; (l) management compensation set forth in
Section 9; (m) the cost of tenant improvements to the Property; (n) all hiring, relocation and termination costs for any employee, including those individuals whose salaries and benefits are paid by the Tenants in Common; (o) broker's commissions; (p) debt service; (q) the cost of utilities, services, contractors and insurance; (r) reimbursement of Property Manager's out-of-pocket costs and expenses to the extent not prohibited by Section 8 below; (s) general accounting and reporting services within the reasonable scope of the Property Manager's responsibility to the Tenants in Common; (t) cost of forms, papers, ledgers, and other supplies and equipment used in connection with the Property for the preparation of reports, information and returns to be prepared by Property Manager under the terms of this Agreement; (u) all expenses of Property Manager's on-site office; (v) all other costs directly related to the Property, including, but not limited to, communication costs (telephone, postage, etc.), computer rentals or time, supplies (paper, envelopes, business forms, checks, payroll forms and record cards, forms for governmental reports, etc.), printing, insurance, fidelity bonds, taxes and license fees, and general office expenses allocable to the Property; and (w) cost of routine travel by Property Manager's employees or associates to and from Property. All other amounts not directly related to the Property or the Tenants in Common shall be payable solely by Property Manager, and shall not be paid out of the Operating Account or reimbursed by the Tenants in Common.

            7.2 Operating Account Deficiency. If there are not sufficient funds in the Operating Account to make any such payment, Property Manager shall notify the Tenants in Common, if possible, at least ten (10) days prior to any delinquency so that the Tenants in Common have an opportunity, based on their interests in the Property, to deposit sufficient funds in the Operating Account to allow for such payment prior to the imposition of any penalty or late charge.

            7.3 Interest on Funds Advanced or Loaned by Property Manager. Property Manager, Cunningham Lending Group, LLC, an Affiliate of Anthony W. Thompson, President of the Property Manager, may (but shall not be obligated to) loan funds to the Tenants in Common in the future, with simple interest thereon at its cost of funds not to exceed twelve percent (12%) per annum (or, if lower, the highest rate permitted by law). Such loan, if any, shall be fully recourse to each Tenant in Common and must be repaid within thirty one (31) days of funding. If the Tenant in Common is a single member limited liability company, the owner of the limited liability company will be personally liable to repay this loan.

      8. PROPERTY MANAGER'S COSTS NOT TO BE REIMBURSED.

            8.1 Non-reimbursable Costs. The following expenses or costs incurred by or on behalf of Property Manager in connection with the management and leasing of the Property shall be at the sole cost and expense of Property Manager and shall not be reimbursed by the Tenants in Common: (a) cost attributable to losses arising from gross negligence or fraud on the part of Property Manager, Property Manager's associates or employees; (b) cost of insurance purchased by Property Manager for its own account; and (c) Property Manager's cost of overhead, salaries and other items except as expressly provided in Section 7.1.

            8.2 Litigation. Property Manager will be responsible for and hold the Tenants in Common harmless from, all fees, costs, expenses, and damages relating to disputes with employees for worker's compensation (to the extent not covered by insurance), discrimination or wrongful termination, including legal fees and other expenses.

      9. COMPENSATION. Each Tenant in Common shall pay the fees set forth below based on their undivided interest in the Property.

            9.1 Property Management Fee. Property Manager, or an Affiliate, shall receive, for its services in managing the Property in accordance with the terms of this Agreement, a monthly management fee (the "Property Management Fee"), of up to six percent (6%) of Gross Revenues (defined below), which Property Management Fee shall be in addition to out-of-pocket and on-site personnel costs that are reimbursable pursuant to Section 7, and the other fees provided in this Agreement. "Gross Revenues" shall be all gross billings from the operations of the Property, including rental receipts and reimbursements by tenants for common area expenses, operating expenses and taxes and similar pass-through, obligations paid by tenants, but excluding (a) security deposits received from tenants and interest accrued thereon for the benefit of the tenant until such deposits or interest are included in the taxable income of the Tenants in Common, (b) advance rents until the month in which payments are to apply as rental income,
(c) reimbursements by tenant's for work done for that particular tenant, (d) insurance proceeds received by the Tenants in Common as a result of any insured loss (except proceeds from rent insurance), (e) condemnation proceeds not attributable to rent, (f) capital contributions made by the Tenants in Common,
(g) proceeds from capital, financing and any other transaction not in the ordinary course of the operation of the Property, (h) income derived from interest on investments or otherwise, (i) abatement of taxes, awards arising out of takings by eminent domain, discounts and dividends on insurance policies, (j) rental concessions not paid by third parties, and (k) proceeds from the sale or other disposition of all or any part of the Property. The Property Management Fee shall be payable monthly, following calculation thereof, upon submission of a monthly statement from the Operating Account or from other funds timely provided by the Tenants in Common Upon termination of this Agreement, the parties will prorate the Property Management Fee on a daily basis to the effective date of such cancellation or termination. If Property Manager engages local property managers or other parties to provide property management services in accordance with Section 2.14, Property Manager shall be obligated to pay such third parties, it being intended that the Property Management Fee shall be inclusive of such third party fees.

            9.2 Leasing Commissions. Property Manager or an Affiliate shall receive, for its services in leasing the Property in accordance with the terms of this Agreement, a leasing commission (the "Leasing Commission") equal to six percent (6%) of the value of any lease entered into during the term of this Agreement and three percent (3%) with respect to any renewals or renegotiation entered into during the term of this Agreement. Any leasing fees due outside leasing agents or brokers, except for any who are on site will be paid by the Property Manager from these commissions. The value of the lease shall be calculated by totaling the minimum monthly rent (or similar rent) for the term of the lease. The term of the lease shall not exceed five (5) years for purposes of the foregoing computation and shall be exclusive of option periods. If another broker represents the tenant, then Property Manager may cooperate with that broker on terms and conditions acceptable to Property Manager, in its sole discretion, with commissions to the other broker to be paid by the Property Manager.

            9.3 Construction Management Fee. Property Manager, or an Affiliate, shall receive, for its services in supervising any construction or repair project in or about the Property, a construction management fee (the "Construction Management Fee") equal to five percent (5%) of any amount (including related professional services) up to Twenty-Five Thousand Dollars ($25,000.00), four percent (4%) of any amount over Twenty-Five Thousand Dollars ($25,000.00) but less than Fifty Thousand Dollars ($50,000 00), and three percent (3%) of any amount over Fifty Thousand Dollars ($50,000.00) which is expended in any calendar year for construction, tenant improvement or repair projects.

            9.4 Selling Commission. The Tenants in Common hereby grant
Property Manager, or an Affiliate, the exclusive right to sell the Property on terms acceptable to the Tenants in Common as described herein. Property Manager shall be entitled to receive a sales commission (the "Selling Commission") from the Tenants in Common equal to up to five percent (5%) maximum of the gross sales price of the Property if the Property Manager obtains a buyer for the Property (or portion thereof) on terms approved by the Tenants in Common or if Property Manager or an Affiliate purchases the Property pursuant to the Purchase Option set forth in Section 11 of the Tenants in Common Agreement. The Property Manager or an Affiliate will be entitled to a maximum of four percent (4%) of the Selling Commission; any third party real estate agents and brokers who assist in the sale will also be paid a portion of the Selling Commission up to a maximum of five percent (5%) including the Selling Commission paid to the Property Manager. Notwithstanding anything to the contrary contained herein, if the Property Manager is terminated "for cause" pursuant to Section 10.2 of this Agreement, the Property Manager shall not thereafter have the right to sell the Property and shall not receive the Selling Commission.

            9.5 Loan Fee. Property Manager or an Affiliate shall receive a loan fee (the "Loan Fee") in the amount of one percent (1%) of the principal amount of all loans obtained for the Property by the Property Manager during the term of this Agreement. Property Manager or an Affiliate shall pay out of the Loan Fee any loan brokers or other parties (other than the lender) who assist in such financings. The Loan Fee does not include any origination fees or points paid to the lender in connection with such loans. The Loan Fee will be pro rated among the Tenants in Common according to their respective Interests.

            9.6 Payment of Fees. The Property Management Fee shall be paid monthly in an arrears. The Leasing Commission, Construction Management Fee and Loan Fee shall each be paid when the Lease is signed, the construction is substantially completed and the new financing has closed escrow. The Selling Commission shall be paid upon closing escrow, after the Tenants in Common have received a return of their unrecovered investment in the Property but before any net profits are distributed to the Tenants in Common.

      10. TERMINATION. Each of the Tenants in Common shall have the right to terminate this Agreement as provided below in accordance with Section 6,12 of the Revenue Procedure.

            10.1 Termination by Tenants in Common not "far cause". Each of the Tenants in Common shall have the right to terminate this Agreement without cause within thirty (30) days of the end of each calendar year (and by their execution hereof hereby approve this Agreement for the calendar year in which it is executed). At the end of each calendar year subsequent to the year in which this Agreement is executed, this Agreement shall be subject to renewal or termination by the Tenants in Common as provided by Section 6.12 of the Revenue Procedure. Property Manager shall inform each of the Tenants in Common no later than thirty
(30) days before the end of each calendar year of their right to terminate this Agreement. Each of the Tenants in Common shall have the right to terminate this Agreement by giving written notice to the Property Manager and to each of the other Tenants in Common within seventy two (72) hours of receipt. Absent receipt by the Property Manager of a written demand to terminate from any Tenant in Common within such seventy two (72) hour period, this Agreement shall be deemed renewed until the end of the next calendar year. Termination of this Agreement without a prompt replacement of an acceptable property manager approved by the lender is likely to be deemed a default under the loan documents. If the Property Manager receives a written notice to terminate from a Tenant in Common as provided above, (x) the Management Agreement shall be deemed terminated effective ninety (90) days following the end of the calendar year in which the termination notice is received by the Property Manager, (y) the Tenant(s) in Common exercising their right of termination shall be subject to the Purchase Option contained in Section 11 of the Tenants in Common Agreement, and (z) each of the Tenants in Common who exercise their right to terminate this Agreement without cause as provided in this Section 10.1 shall be obligated to pay their pro rata share of a set up fee computed in the same manner as the Special Allocation (as defined in the Memorandum) as if the Property was sold based on a value equal to the greater of (i) the appraised value or (ii) the acquisition capitalization rate for the Property, times the net operating income of the Property for the 12 month period prior to the termination. The parties acknowledge that the set up fee is due on termination without cause in recognition of the substantial costs that Property Manager has incurred in set up and other expenses to be prepared to manage, and to manage, the Property.

            10.2 Termination by Tenants in Common "for Cause". Each of the Tenants in Common shall have the right to terminate this Agreement "for cause" upon thirty (30) days prior written notice. For purposes of this Agreement, termination "for cause" shall mean termination due to the (a) gross negligence or fraud of Property Manager, (b) willful misconduct or willful breach of this Agreement by Property Manager, (c) bankruptcy, insolvency or inability of the Property Manager to meet its obligation as the same come due, or (d) a conviction of a felony by Anthony W Thompson, President of Property Manager. Property Manager or an affiliate of Property Manager that owns a tenant in common interest in the Property or a membership interest in NNN 2003 Value Fund, LLC hereby agrees not to participate in any vote to terminate this Agreement.

            10.3 Termination by Property Manager. Property Manager shall have the right to terminate this Agreement, provided that the Tenants in Common are in default in the performance of any of its obligations hereunder, and such default remains uncured for thirty (30) days following Property Manager's giving of written notice of such default to the Tenants in Common.

            10.4 Termination On Sale. This Agreement shall automatically terminate upon the sale of the entire Property without payment of any set up fee.

            10.5 Final Accounting. Within thirty (30) days after termination of this Agreement for any reason, Property Manager shall deliver to each Tenant in Common based on their undivided interest in the Property, the following: (a) a final accounting, setting forth the balance of income and expenses on the Property as of the date of termination; (b) any balance or monies of the Tenants in Common or tenant security deposits held by Property Manager with respect to the Property; and (c) all materials and supplies, keys, books and records, contracts, leases, receipts for deposits, unpaid bills and other papers or documents which pertain to the Property. For a period of thirty (30) days after such expiration or cancellation for any reason other than the Tenants in Common's default, Property Manager shall be available, through its senior executives familiar with the Property, to consult with and advise the Tenants in Common or any person or entity succeeding to the Tenants in Common as owner of the Property or such other person or persons selected by the Tenants in Common regarding the operation and maintenance of the Property. In addition, Property Manager shall cooperate with the Tenants in Common in notifying all tenants of the Property of the expiration and termination of this Agreement, and shall use reasonable efforts to cooperate with the Tenants in Common to accomplish an orderly transfer of the operation and management of the Property to a party designated by the Tenants in Common. Property Manager shall receive its monthly Property Management Fee for such services. Property Manager shall, at its cost and expense, promptly remove all signs wherever located indicating that it is the Property Manager and replace and repair any damage resulting therefrom. Termination of this Agreement shall not release either party from liability for failure to perform any of the duties or obligations as expressed herein and required to be performed by such party for the period prior to the termination

      11. CONFLICTS. Property Manager shall not deal with or engage, or purchase goods or services from, any subsidiary or affiliated company of Property Manager in connection with the management of the Property for amounts above market rates.

      12. NOTICES.

            12.1 Notices. All notices, demands, consents, approvals, reports and other communications provided for in this Agreement shall be in writing and shall be given to the Tenants in Common or Property Manager at the address set forth below or at such other address as they may specify hereafter in writing:

      Tenants in Common: At the addresses specified in the Tenants in
                         Common Agreement

      Property Manager:  Triple Net Properties Realty, Inc., Property Manager
                         1551 N. Tustin Avenue, Suite 200
                         Santa Ana, California 92705
                         Attn: Anthony W. Thompson, President

      With a copy to:    Hirschler Fleischer
                         Mailing Address:    P.O. Box 500
                                             Richmond, VA 23218-0500
                                             Attn: Louis J. Rogers, Esquire
                         Overnight Address:  701 East Byrd Street
                                             Richmond, VA 23219
                                             Attn: Louis J. Rogers, Esquire

Such notice or other communication may be delivered by a recognized overnight delivery service providing a receipt, facsimile transmission or mailed by United States registered or certified mail, return receipt requested, postage prepaid if deposited in a United States Post Office or depository for the receipt of mail regularly maintained by the post office. Notices sent by overnight courier shall be deemed given one (1) business day after mailing; notices sent by registered or certified mail shall be deemed given two (2) business days after mailing; and notices sent by facsimile transmission shall be deemed given as of the date sent (if sent prior to 5:00 p.m. PST and if receipt has been acknowledged by the operator of the receiving machine).

      13. MISCELLANEOUS.

            13.1 Assignment. Property Manager may not assign this Agreement without the prior written consent of each of the Tenants in Common, which consent may be withheld in each of the Tenants in Common's sole and absolute discretion. Subject to the Tenants in Common Agreement, a Tenant in Common may assign its rights to a party acquiring its undivided interest ("Successor Tenant in Common") and upon assignment and the assumption of this Agreement by the Successor Tenant in Common pursuant to an agreement whereby (a) the assigning Tenant in Common assigns to the Successor Tenant in Common all of its right, title and interest in and to this Agreement and (b) the Successor Tenant in Common assumes and agrees to perform faithfully and to be bound by all of the terms, covenants, conditions, provisions and agreements of this Agreement with respect to the undivided interest to be transferred, the assigning Tenant in Common shall be relieved of all liability accruing after the effective date of the assignment and, without further action by Property Manager or the other Tenants in Common, the Successor Tenant in Common shall become a party to this Agreement.

            13.2 Gender. Each gender shall include each other gender. The singular shall include the plural and vice-versa.

            13.3 Amendments. Except as otherwise provided, each amendment, addition or deletion to this Agreement shall not be effective unless approved by the parties in writing.

            13.4 Attorneys' Fees. In any action or proceeding between Property Manager and the Tenants in Common arising from or relating to this Agreement or the enforcement or interpretation hereof, the party prevailing in such action or proceeding shall be entitled to recover from the other party all of its reasonable attorneys' fees and other costs and expenses of the action or proceeding.

            13.5 Governing Law; Venue. This Agreement shall be governed by and construed in accordance with the internal laws of the State where the Property is located without regard to any choice of law rules. Any action relating to or arising out of this Agreement shall be subject to binding arbitration in Orange County, California, as provided in Section 13.15.

            13.6 Headings. All headings are only for convenience and ease of reference and are irrelevant to the construction or interpretation of any provision of this Agreement.

            13.7 Representations. Property Manager represents and warrants that it is or shall be prior to entering into any transaction fully qualified and licensed, to the extent required by law, to manage and lease real estate and perform all obligations assumed by Property Manager hereunder. Property Manager shall use reasonable efforts to comply with all such laws now or hereafter in effect.

            13.8 Indemnification by Property Manager. Property Manager shall indemnify, defend and hold the Tenants in Common and their shareholders, officers, directors, and employees harmless from any and all claims, demands, causes of action, losses, damages, fines, penalties, liabilities, costs and expenses, including reasonable attorneys' fees and court costs, sustained or incurred by or asserted against the Tenants in Common by reason of the acts of Property Manager which arise out of its gross negligence or fraud of Property Manager, its agents or employees or Property Manager's breach of this Agreement. If any person or entity makes a claim or institutes a suit against the Tenants in Common on a matter for which the Tenants in Common claim the benefit of the foregoing indemnification, then (a) the Tenants in Common shall give Property Manager prompt notice thereof in writing; (b) Property Manager may defend such claim or action by counsel of its own choosing provided such counsel is reasonably satisfactory to the Tenants in Common; and (c) neither the Tenants in Common nor Property Manager shall settle any claim without the other's written consent.

            13.9 Indemnification by the Tenants in Common. The Tenants in
Common shall indemnify, defend and hold Property Manager and its shareholders, officers, directors and employees harmless from any and all claims, demands, causes of action, losses, damages, fines, penalties, liabilities, costs and expenses, including reasonable attorney's fees and court costs, sustained or incurred by or asserted against Property Manager by reason of the operation, management, and maintenance of the Property and the performance by Property Manager of Property Manager's obligations under this Agreement but only to the extent of each Tenants in Common's interest in the Property, except those which arise from Property Manager's gross negligence or fraud. If any person or entity makes a claim or institutes a suit against Property Manager on any matter for which Property Manager claims the benefit of the foregoing indemnification, then
(a) Property Manager shall give the Tenants in Common prompt notice thereof in writing; (b) the Tenants in Common may defend such claim or action by counsel of its own choosing provided such counsel is reasonably satisfactory to Property Manager; (c) neither Property Manager nor the Tenants in Common shall settle any claim without the other's written consent; and (d) this subsection shall not be so construed as to release the Tenants in Common or the Property Manager from any liability to the other for a breach of any of the covenants agreed to be performed under the terms of this Agreement.

            13.10 Complete Agreement. This Agreement shall supersede and take the place of any and all previous agreements entered into between the parties with respect to the management of the Property.

            13.11 Severability. If any provisions of this Agreement or application to any party or circumstances shall be determined by any court of competent jurisdiction to be invalid and unenforceable to any extent, the remainder of this Agreement, where the application of such provisions or circumstances other than those as to which it is determined to be invalid or unenforceable shall not be affected thereby, and each provision hereof shall be valid and shall be enforced to the fullest extent permitted by law.

            13.12 No Waiver. The failure by any party to insist upon the strict performance of, or to seek remedy of, any one of the terms or conditions of this Agreement or to exercise any right, remedy, or election set forth herein or permitted by law shall not constitute or be construed as a waiver or relinquishment for the future of such term, condition, light, remedy or election, but such item shall continue and remain in full force and effect. All lights or remedies of the parties specified in this Agreement and all other rights or remedies that they may have at law, in equity or otherwise shall be distinct, separate and cumulative rights or remedies, and no one of them, whether exercised or not, shall be deemed to be in exclusion of any other right or remedy of the parties.

            13.13 Binding Effect. This Agreement shall be binding and inure to the benefit of the parties and their respective successors and assigns.

            13.14 Enforcement of Property Manager's Rights. In the enforcement of its rights under this Agreement, Property Manager shall not seek or obtain a money judgment or any other right or remedy against any shareholders or disclosed or undisclosed principals of the Tenants in Common. Property Manager shall enforce its rights and remedies solely against the estate of the Tenants in Common in the Property or the proceeds of any sale of all or any portion of the Tenants in Common's interest therein.

            13.15 Binding Arbitration. Any dispute, claim or controversy arising out of or related to this Agreement, the breach hereof, the termination, enforcement, interpretation or validity hereof, or an investment in the Interests shall be settled by arbitration in Orange County, California, in accordance with the rules of The American Arbitration Association, and judgment entered upon the award rendered may be enforced by appropriate judicial action pursuant to the California Code of Civil Procedures. The arbitration panel shall consist of one (1) member, which shall be the mediator if mediation has occurred or shall be a person agreed to by each party to the dispute within thirty (30) days following notice by one party that he desires that a matter be arbitrated. If there was no mediation and the parties are unable within such thirty (30) day period to agree upon an arbitrator, then the panel shall be one (1) arbitrator selected by the Orange County office of the American Arbitration Association which arbitrator shall be experienced in the area of real estate and who shall be knowledgeable with respect to the subject matter area of the dispute. The losing party shall bear any fees and expenses of the arbitrator, other tribunal fees and expenses, reasonable attorney's fees of both parties, any costs of producing witnesses and any other reasonable costs or expenses incurred by him or the prevailing party or such costs shall be allocated by the arbitrator. The arbitration panel shall render a decision within thirty (30) days following the close of presentation by the parties of their cases and any rebuttal. The parties shall agree within thirty (30) days following selection of the arbitrator to any prehearing procedures or further procedures necessary for the arbitration to proceed, including interrogatories or other discovery.

      BY EXECUTING THIS AGREEMENT YOU ARE AGREEING TO HAVE CERTAIN DISPUTES DECIDED BY NEUTRAL ARBITRATION AND YOU ARE GIVING UP ANY RIGHTS YOU MIGHT POSSESS TO HAVE SUCH DISPUTES LITIGATED IN A COURT OR JURY TRIAL BY EXECUTING THIS AGREEMENT YOU ARE GIVING UP YOUR JUDICIAL RIGHTS TO DISCOVERY AND APPEAL. IF YOU REFUSE TO SUBMIT TO ARBITRATION AFTER AGREEING TO THIS PROVISION, YOU MAY BE COMPELLED TO ARBITRATE. YOUR AGREEMENT TO THIS ARBITRATION PROVISION IS VOLUNTARY.

            13.16 Interpretation. Whenever any provision set forth in this Agreement is open to interpretation, this Agreement shall be interpreted, to the maximum extent possible, to comply with all of the requirements for an advance ruling set forth in the Revenue Procedure.

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

            13.17 Counterparts. This Agreement may be executed in counterparts, each of which, when taken together, shall be deemed one folly executed original.

      IN WITNESS WHEREOF, die parties hereto have executed this Agreement the date and year first above written.

                                       PROPERTY MANAGER:

                                       TRIPLE NET PROPERTIES REALTY, INC.,
                                       a California corporation

                                       By: /s/ Anthony W. Thompson
                                           --------------------------------
                                           Anthony W. Thompson, President

                                       TENANTS IN COMMON:

                                       NNN 2003 VALUE FUND, LLC,
                                       a Delaware limited liability company

                                       By: TRIPLE NET PROPERTIES, LLC,
                                           a Virginia limited liability company
                                           Its: Manager

                                       By: /s/ Anthony W. Thompson
                                           --------------------------------
                                           Anthony W. Thompson, President

                                       ____________________________________

                                       ____________________________________

                                       ____________________________________

                                    EXHIBIT A

                                LEGAL DESCRIPTION

                                       16